UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2026

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53012	90-0687379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

95 Bulldog Blvd, Suite 202

Melbourne, Florida 32901

(Address of principal executive offices) (Zip Code)

(321) 725-0090

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FCHS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Stock Purchase Agreement

On July 22, 2026, First Choice Healthcare Solutions, Inc., a Delaware corporation (the “Company”), entered into an Amended and Restated Stock Purchase Agreement (the “Stock Purchase Agreement”) with Gary C. Bernard, M.D. (“Seller”). The Stock Purchase Agreement amends and restates in its entirety that certain Stock Purchase Agreement, dated as of July 20, 2023, between the Company and Seller, as amended by that certain Addendum dated May 5, 2024.

Subject to the terms and conditions of the Stock Purchase Agreement, at the closing thereunder (the “Acquisition Closing”) the Company will purchase from Seller all of the issued and outstanding capital stock of Pointe Medical Services, Inc., Pointe Med Pharmacy, Inc. and Livewell MD, Inc., each a Florida corporation, and all of the issued and outstanding membership interests of Live Well Drugstore, LLC, d/b/a Trulife Pharmacy, a Florida limited liability company (collectively, the “Acquired Companies,” and such capital stock and membership interests, the “Purchased Securities”). Seller owns all of the outstanding capital stock of Pointe Medical Services, Inc., Pointe Med Pharmacy, Inc. and Livewell MD, Inc. and a portion of the membership interests of Live Well Drugstore, LLC, with the balance held by the other members thereof (the “Live Well Minority Members”). Contemporaneously with the Acquisition Closing, Seller will acquire the membership interests of Live Well Drugstore, LLC held by the Live Well Minority Members pursuant to a separate purchase and sale arrangement, such that immediately following that acquisition Seller will own all of the membership interests of Live Well Drugstore, LLC and those interests will be included in the Purchased Securities sold to the Company.

Payment by the Company of the $200,000 Purchase Price Advance described below immediately upon execution of the Stock Purchase Agreement was a condition to the effectiveness of the Stock Purchase Agreement. That payment has been made and the Stock Purchase Agreement is effective.

Relationship to the Previously Disclosed Business Combination

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 28, 2026, the Company entered into a Business Combination Agreement, dated as of July 22, 2026, with Westin Acquisition Corp. (“Westin”) and First Choice Acquisition Corp. (the “Business Combination Agreement”). Under the Business Combination Agreement, Westin will domesticate as a Nevada corporation and continue as the publicly traded holding company referred to in the Stock Purchase Agreement as “PubCo,” and the Company will become a wholly owned subsidiary of PubCo (the “Business Combination”).

The Stock Purchase Agreement is a separate acquisition agreement and is not an amendment to, or part of, the Business Combination Agreement. The transactions are related in that (i) $6.0 million of the Purchase Price (as defined below) is payable in shares of PubCo common stock, which PubCo is to issue and register pursuant to a joinder to be executed and delivered by PubCo at or prior to the Acquisition Closing, (ii) the Acquisition Closing is conditioned upon the consummation of the Business Combination (or its substantially concurrent consummation), the effectiveness of the registration statement to be filed with the SEC in connection with the Business Combination (the “Registration Statement”) and the availability or consummation of the financings contemplated by the Business Combination Agreement, and (iii) the Acquisition Closing is expected to occur contemporaneously with the closing of the Business Combination. Neither the Business Combination nor the acquisition contemplated by the Stock Purchase Agreement has been consummated.

Purchase Price

The maximum aggregate purchase price payable by the Company for the Purchased Securities is $21,306,000 (the “Purchase Price”), subject to adjustment and to the other terms and conditions of the Stock Purchase Agreement. The Purchase Price consists of the following components:

Closing Payment. A cash payment of $7.0 million payable to Seller at the Acquisition Closing, reduced on a dollar-for-dollar basis by all purchase price advances previously paid to Seller (each, a “Purchase Price Advance”), consisting of $100,000 previously paid by the Company and $200,000 paid by the Company upon execution of the Stock Purchase Agreement. Each Purchase Price Advance constitutes a partial payment of, and does not increase, the Purchase Price. The $200,000 Purchase Price Advance is non-refundable, except that Seller is required to refund it if the Company elects not to consummate the Acquisition Closing because Seller has failed to satisfy a condition to the Company’s obligation to close, including Seller’s failure to deliver 100% of the equity interests of Live Well Drugstore, LLC.

Deferred Cash Payment. A deferred cash payment of $3.0 million payable to Seller on the earlier of the 45th day following the date on which the registration statement covering the ELOC Facility (as defined below) is declared effective by the SEC and the 90th day following the date of the Acquisition Closing, subject to acceleration if the Company, PubCo or any of their respective affiliates or successors receives aggregate gross proceeds of at least $10.0 million from sales of equity securities under the ELOC Facility. The Deferred Cash Payment will be evidenced by a promissory note executed by the Company in favor of Seller at the Acquisition Closing, will be non-interest bearing prior to an event of default and will bear interest in the event of a payment default at the lesser of 12% per annum and the maximum rate permitted by applicable law. PubCo will guarantee the Company’s payment obligations in respect of the Deferred Cash Payment, and those obligations, together with the Company’s obligations in respect of the Assumed Indebtedness, will be secured by a pledge of 100% of the equity interests of the Acquired Companies.

Assumed Indebtedness. Indebtedness of the Acquired Companies having an approximate aggregate outstanding balance of $4,306,000 (the “Assumed Indebtedness”), which will remain the obligation of the applicable Acquired Companies following the Acquisition Closing and, as between the Company and Seller, will be assumed by the Company from and after the Acquisition Closing. The Company is required to repay, refinance or otherwise discharge the Assumed Indebtedness in full no later than 120 days following the Acquisition Closing, and the Company and PubCo are required to use commercially reasonable efforts to obtain the release of Seller from personal guaranties of the Assumed Indebtedness.

Equity Consideration. Shares of PubCo common stock having an aggregate value of $3.5 million issuable to Seller at the Acquisition Closing, valued in a manner consistent with the structure of the Business Combination and the securities registered under the Registration Statement, and subject to the make-good arrangement described below (the “Equity Consideration”).

Live Well Minority Stock Consideration. Shares of PubCo common stock having an aggregate value of $2.5 million issuable at the Acquisition Closing directly to the Live Well Minority Members, in the individual amounts provided for in the Stock Purchase Agreement, in respect of the Live Well Drugstore, LLC membership interests acquired by Seller from those members and included in the Purchased Securities (the “Live Well Minority Stock Consideration”). The Live Well Minority Stock Consideration constitutes a component of, and is not in addition to, the maximum Purchase Price.

Performance Bonus. A contingent cash payment of $1.0 million payable by PubCo to Seller if the consolidated EBITDA of the Acquired Companies for the four full fiscal quarters immediately following the Acquisition Closing equals or exceeds 130% of the consolidated EBITDA of the Acquired Companies for the four full fiscal quarters immediately preceding the Acquisition Closing, subject to the calculation, objection and dispute-resolution procedures set forth in the Stock Purchase Agreement.

Accordingly, of the maximum Purchase Price, $10.0 million is payable in cash (consisting of the $7.0 million Closing Payment, which is reduced by the $300,000 of Purchase Price Advances already paid to Seller, and the $3.0 million Deferred Cash Payment payable following the Acquisition Closing), approximately $4.306 million represents indebtedness of the Acquired Companies that will remain outstanding at the Acquisition Closing, $6.0 million is payable in shares of PubCo common stock and $1.0 million is contingent upon post-closing operating performance. Other than the $300,000 of Purchase Price Advances already paid, no portion of the Purchase Price is payable prior to the Acquisition Closing.

The Purchase Price will be increased or decreased on a dollar-for-dollar basis to the extent the net working capital of the Acquired Companies as of the Acquisition Closing is greater or less than the target net working capital of $0, as determined following the Acquisition Closing in accordance with the methodology set forth in the Stock Purchase Agreement and subject to a dispute-resolution process before a neutral accounting firm.

The Stock Purchase Agreement provides that the Equity Consideration is intended to have an aggregate realized value to Seller of not less than $3.5 million. On the “Measurement Date”—the earliest to occur of the first date on which all shares comprising the Equity Consideration are covered by an effective registration statement and may be resold by Seller thereunder, the first date on which such shares are eligible for resale by Seller under Rule 144 under the Securities Act of 1933, as amended, and the date that is 180 days following the Acquisition Closing—the value realized or realizable by Seller in respect of the Equity Consideration will be determined, taking into account net cash proceeds of prior sales and the closing bid price of shares then held by Seller. Any shortfall below $3.5 million is to be satisfied through the issuance of additional shares of PubCo common stock, provided that the aggregate number of such make-good shares may not exceed 4.999% of the outstanding shares of PubCo common stock as of the date of issuance, and the value of any shortfall in excess of that cap is payable to Seller in cash within 30 days following the Measurement Date. Any make-good shares issued constitute additional Purchase Price.

Live Well Minority Interests

Each Live Well Minority Member will evidence its participation in the transactions contemplated by the Stock Purchase Agreement by executing and delivering, at or prior to the Acquisition Closing, a joinder to a Minority Holder Agreement to be entered into by Seller and the Live Well Minority Members. The membership interests of Live Well Drugstore, LLC held by each such member are to be transferred to Seller immediately prior to or contemporaneously with the Acquisition Closing so that those interests are included in the Purchased Securities, and each such member is entitled to its allocable portion of the Live Well Minority Stock Consideration. As of the date of this Current Report, each of the Live Well Minority Members has executed and delivered a joinder to the Minority Holder Agreement. Accordingly, the Purchased Securities are expected to include all of the issued and outstanding membership interests of Live Well Drugstore, LLC, and the full $2.5 million of Live Well Minority Stock Consideration is allocable among the Live Well Minority Members.

Closing Conditions

The acquisition contemplated by the Stock Purchase Agreement has not been consummated. Consummation of the Acquisition Closing remains subject to the satisfaction or waiver of the conditions set forth in the Stock Purchase Agreement, including, among others: the accuracy of the parties’ representations and warranties and the performance in all material respects of their respective covenants; the delivery of the Purchased Securities and the other closing deliverables specified in the Stock Purchase Agreement; the making of all required filings with, and the receipt of all required authorizations, consents and approvals of, governmental authorities and third parties; the absence of any pending or threatened action, or any order in effect, that restrains, enjoins or otherwise prohibits the transactions; the absence, since July 22, 2026, of any event, change, development or occurrence that has had or would reasonably be expected to have a material adverse effect on the Acquired Companies; and the written consent of the manager of Live Well Drugstore, LLC to the contemplated transfers of membership interests, together with satisfaction or valid waiver of the right-of-first-refusal and notice procedures set forth in the Live Well Drugstore, LLC operating agreement. Seller’s obligation to consummate the Acquisition Closing is further conditioned upon the execution and delivery, in form and substance reasonably acceptable to Seller, of the Minority Holder Agreement, the completed allocation schedule for the Live Well Minority Stock Consideration, the stock pledge agreement and related security documents and the PubCo joinder.

In addition, the Acquisition Closing is conditioned upon the Business Combination having been consummated or being consummated substantially concurrently with the Acquisition Closing, the Registration Statement on Form F-4 having been declared effective by the SEC and remaining effective as of the Acquisition Closing, and the private placement financing and the equity line of credit facility contemplated by the Business Combination Agreement, which provides for aggregate availability to PubCo of up to $100.0 million (the “ELOC Facility”), having been consummated or otherwise being available to the Company in amounts sufficient, together with other funds available to the Company, to consummate the transactions contemplated by the Stock Purchase Agreement, including payment of the Closing Payment. There can be no assurance that the conditions to the Acquisition Closing will be satisfied or waived or that the acquisition will be consummated.

Termination

The Stock Purchase Agreement may be terminated by either the Company or Seller if the Acquisition Closing has not occurred on or prior to the date that is 120 days following July 22, 2026 (the “Outside Date”); provided that, if the Registration Statement on Form F-4 has been filed with the SEC on or prior to the Outside Date and remains under SEC review as of the Outside Date, the Outside Date will automatically be extended until the date that is five business days following the date on which such Registration Statement is declared effective, but in no event beyond the date that is 180 days following July 22, 2026, and provided further that the Company is using commercially reasonable efforts to cause the Registration Statement to be declared effective. Neither party may terminate the Stock Purchase Agreement on that basis if its own breach has been the primary cause of, or resulted in, the failure of the Acquisition Closing to occur by the Outside Date. The Stock Purchase Agreement may also be terminated at any time prior to the Acquisition Closing by mutual written consent of the Company and Seller. Upon termination, the Stock Purchase Agreement will become void and of no further force or effect, and neither party will have any liability thereunder, except for liability for breaches occurring prior to termination and except that the confidentiality and public disclosure provisions survive.

Other Terms

The Stock Purchase Agreement contains representations, warranties, covenants and indemnification provisions customary for a transaction of this type. The representations and warranties survive the Acquisition Closing for a period of twelve months. Indemnification claims are generally subject to a threshold equal to 1% of the Purchase Price and an aggregate cap equal to 10% of the Purchase Price, which limitations do not apply to claims based on fraud or intentional misrepresentation, breaches of specified fundamental representations or the Company’s obligations in respect of the Deferred Cash Payment, the Assumed Indebtedness, Seller’s personal guaranties of the Assumed Indebtedness or the stock pledge agreement. Seller is also subject to non-competition, non-solicitation and non-disparagement covenants for a period ending on the later of the third anniversary of the Acquisition Closing and the first anniversary of the date Seller ceases to be employed by, or to provide services to, the Company, the Acquired Companies or their affiliates (other than a termination without cause), which covenants terminate automatically if the Company fails to cure a payment default in respect of the Deferred Cash Payment or the Assumed Indebtedness. The Company may assign its rights and delegate the performance of its obligations under the Stock Purchase Agreement to Westin, PubCo or another affiliate or successor in connection with the Business Combination, without being relieved of its obligations thereunder.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which was previously filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 13, 2026, and is incorporated herein by reference. The Stock Purchase Agreement contains representations, warranties and covenants that were made by the parties solely for purposes of that agreement and as of specified dates. Those representations, warranties and covenants may be subject to contractual standards of materiality, qualifications and limitations agreed to by the parties that differ from those applicable to investors, and may have been included for the purpose of allocating contractual risk between the parties rather than establishing matters as facts. The Stock Purchase Agreement was filed to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company, Seller or the Acquired Companies. Accordingly, investors should not rely on the representations and warranties contained in the Stock Purchase Agreement as characterizations of the actual state of facts or condition of the Company, Seller or the Acquired Companies.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Amended and Restated Stock Purchase Agreement, dated as of July 22, 2026, by and between First Choice Healthcare Solutions, Inc. and Gary C. Bernard, M.D. (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the Securities and Exchange Commission on August 13, 2026).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

Date: August 19, 2026	By:	/s/ Lance Friedman
	Name:	Lance Friedman
	Title:	Chief Executive Officer